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                                                                    EXHIBIT 23.1





                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333- ______), and related Prospectus of The Williams Companies, Inc. for the registration of 373,402 shares of common stock and to the incorporation by reference therein of our report dated February 10, 1997, with respect to the consolidated financial statements and schedule of The Williams Companies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                                     ERNST & YOUNG LLP


Tulsa, Oklahoma
June 12, 1997